TERMS AND CONDITIONS AND INSTRUCTIONS

1.

INTERPRETATION

1.1

Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a)

“Corporation” means Crosshair Exploration & Mining Corp. until a successor corporation becomes such and thereafter “Corporation” will mean such successor corporation;

(b)

“Corporation’s Auditor” means an independent firm of accountants duly appointed as auditor of the Corporation;

(c)

“Director” means a Director of the Corporation for the time being, and reference, without more, to action by the Directors means action by the Directors of the Corporation as a Board, or whenever duly empowered, action by an executive committee of the Board;

(d)

“herein”, “hereby”, “hereof” and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression “Section” and “Subsection” followed by a number refer to the specified Section or Subsection of these Terms and Conditions;

(e)

“person” means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

(f)

“Shares” means the common shares in the capital of the Corporation as constituted at the date hereof and any shares resulting from any subdivision or consolidation of the shares;

(g)

"US Securities Act" means the United States Securities Act of 1933, as amended;

(h)

“Warrant” means this share purchase warrant of the Corporation, issued and presently authorized as set out on the face page hereof and for the time being outstanding;

(i)

“Warrant Holder” or “Holder” means the holder of the Warrant; and

(j)

words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.2

Interpretation not Affected by Headings

The division of these Terms and Conditions into sections and subsections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation thereof.

1.3

Applicable Law

The Warrant will be construed in accordance with the laws of British Columbia and the laws of Canada applicable thereto and will be treated in all respects as British Columbia contracts.

2.

ISSUE OF WARRANTS

2.1

Issue of Warrants

Warrants entitling the holders thereof to purchase the number of common shares of the Corporation indicated on the face page hereof are authorized to be issued by the Corporation.

2.2

Warrant Holder not a Shareholder

The holding of the Warrants will not constitute the holder thereof a shareholder of the Corporation, nor entitle him to any right or interest in respect thereof except as in the Warrants expressly provided.

2.3

Exchange of Warrants

(a)

Warrants in any authorized denomination may, upon compliance with the reasonable requirements of the Corporation, be exchanged for Warrants in any other authorized denomination, of the same series and date of expiry entitling the holder thereof to purchase any equal aggregate number of Shares at the same subscription price and on the same terms as the Warrants so exchanged.

(b)

Warrants may be exchanged only at the office of the Corporation.  Any Warrant tendered for exchange will be surrendered to the Corporation and cancelled.

2.4

Charges for Exchange

On exchange of Warrants, the Corporation except as otherwise herein provided, may charge a sum not exceeding $1.00 for each new Warrant certificate issued; and payment of such charges and of any transfer taxes or governmental or other charges required to be paid will be made by the party requesting such exchange.

2.5

Issue in Substitution for Lost Warrant

(a)

In case a Warrant becomes mutilated, lost, destroyed or stolen, the Corporation in its discretion may issue and deliver a new Warrant of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant and the substituted Warrant will be entitled to the benefit hereof and rank equally in accordance with its terms with all other Warrants issued or to be issued by the Corporation.

(b)

The applicant for the issue of a new Warrant pursuant hereto will bear the cost of the issue thereof and in case of loss, destruction or theft will furnish to the Corporation such evidence of ownership and of loss, destruction, or theft of the Warrant so lost, destroyed or stolen as will be satisfactory to the Corporation in its discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Corporation in its discretion, and will pay the reasonable charges of the Corporation in connection therewith.

3.

OWNERSHIP

3.1

Ownership of Warrants

The Corporation may deem and treat the holder of any Warrant as the absolute owner of such Warrant, for all purposes, and will not be affected by any notice or knowledge to the contrary.  The holder of any Warrant will be entitled to the rights evidenced by such Warrant and all persons may act accordingly and the receipt of any such holder for the Shares purchasable pursuant thereto will be a good discharge to the Corporation for the same and the Corporation will not be bound to enquire into the title of any such holder.

3.2

Notice to Warrant Holders

Unless herein otherwise expressly provided, any notice to be given hereunder to Warrant Holders will be deemed to be validly given if such notice is mailed to the Warrant Holder at its address indicated on the face page hereof.

4.

EXERCISE OF WARRANTS

4.1

Method of Exercise of Warrants

The right to purchase Shares conferred by the Warrants may be exercised by the holder of any such Warrants surrendering the Warrants, with a duly completed and executed subscription in the form appended hereto and cash or a certified cheque payable to or to the order of the Corporation, for the purchase price applicable at the time of surrender in respect of the Shares subscribed for in lawful money of Canada to the Corporation's office at Suite 2300 – 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X2.

4.2

Effect of Exercise of Warrants

(a)

Upon surrender and payment as aforesaid the Shares so subscribed for will be deemed to have been issued and such person or persons will be deemed to have become the holder or holders of record of such Shares on the date of such surrender and payment, and such Shares will be issued at the subscription price in effect on the date of such surrender and payment.

(b)

Within  business days after surrender and payment as aforesaid, the Corporation will forthwith cause to be delivered to the person or persons in whose name or names the Shares so subscribed for are to be issued as specified in such subscription or mailed to him or them at his or their respective addresses specified in such subscription, a certificate or certificates impressed with such legends as may be required by applicable securities laws for the appropriate number of Shares not exceeding those which the Warrant Holder is entitled to purchase pursuant to the Warrants surrendered.

4.3

Subscription for Less Than Entitlement

The holder of any Warrant may subscribe for and purchase a number of Shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant.  In the event of any purchase of a number of Shares less than the number which can be purchased pursuant to a Warrant, the holder thereof upon exercise thereof will in addition be entitled to receive a new Warrant in respect of the balance of the Shares which he was entitled to purchase pursuant to the surrendered Warrant and which were not then purchased.

4.4

Warrant for Fractions of Shares

To the extent that the holder of any Warrant is entitled to receive on the exercise or partial exercise thereof a fraction of a Share, the Corporation shall, in lieu of delivering any certificate for such fractional interest, satisfy such fractional interest by paying to the Holder any amount in lawful money of Canada equal to the market price of the Shares on the date of exercise multiplied by such fractional interest.

4.5

Expiration of Warrants

After the expiration of the period within which a Warrant is exercisable, all rights thereunder will wholly cease and terminate and such Warrant will be void and of no effect.

4.6

Exercise Price

The price per Share which must be paid to exercise a Warrant is $_____ per Share until 4:00 p.m. (local time) in the City of Vancouver, British Columbia  on March 15, 2007 (the "Expiry Date").

4.7

Adjustment of Exercise Price

The exercise price and the number of Shares deliverable upon the exercise of the Warrants will be subject to adjustment if there shall, prior to the exercise of any of the rights evidenced hereby, be any reorganization of the authorized capital of the Corporation by way of consolidation, merger, sub-division, amalgamation or otherwise, or the payment of any stock dividends, then there shall automatically be an adjustment in either or both the number of shares of the Corporation which may be purchased pursuant hereto or the price at which such shares may be purchased, by corresponding amounts, so that the right evidenced hereby shall thereafter be as reasonably as possible equivalent to those originally granted hereby.  The Corporation shall have the sole and exclusive power to make adjustments as it considers necessary and desirable.

4.8

Determination of Adjustments

If any question at any time arises with respect to the exercise price, such question will be conclusively determined by the Corporation’s Auditor, or, if it declines to so act, any other firm of chartered accountants, in Vancouver, that the Corporation may designate and who will have access to all appropriate records and such determination will be binding upon the Corporation and the Warrant Holders.

4.9

Restrictions on Exercise

The Warrants and the Shares issuable upon exercise thereof have not been registered under the U.S. Securities Act or the securities laws of any state of the United States, and the Warrants may not be exercised within the United States or by or on behalf of any U.S. Person or person in the United States unless the Shares are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available .  The Corporation shall not issue or register Shares or the certificates representing such Shares unless the holder has executed and delivered to the Corporation an Exercise Form as attached to the Warrant Certificate and either:

(a)

such person was an original subscriber for the Warrants and makes the representations set forth in subsection 2 of the subscription form attached to the Warrant Certificate;

(b)

the Corporation receives a written opinion of counsel satisfactory to it that the Shares to be delivered upon exercise of the Warrants have been registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or are exempt from the registration thereunder; or

(c)

the Corporation receives written certification pursuant to subsection 1 of the subscription form at the time of exercise of the Warrant that the Warrant Holder is not in the United States, is not a “U.S. person” as defined in Regulation S under the U.S. Securities Act (a “U.S. Person”) and is not exercising the Warrant on behalf of, or for the account or benefit of a U.S. Person and did not execute or deliver the subscription form in the United States.

4.10

U.S. Legend

In the event that the Warrant Holder exercises the Warrant other than pursuant to subsection 1 of the subscription form, any certificates issued representing the Shares acquired upon such exercise shall bear a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THIS WARRANT AND SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.”

5.

TRANSFERABILITY

Subject to compliance with all securities laws in regard thereto, the Warrants represented by this certificate and all rights granted hereunder shall be assignable and transferable to any party by the Holder hereof by delivering a duly completed and executed Transfer Form in the form attached to this Warrant Certificate, and comply with the restrictions on transfer therein, together with this Warrant Certificate to the offices of the Corporation at Suite 2300 – 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X2 at any time prior to the Expiry Date.

6.

COVENANTS BY THE CORPORATION

The Corporation will reserve and there will remain unissued out of its authorized capital a sufficient number of Shares to satisfy the rights of purchase provided for herein and in the Warrants should the holders of all the Warrants from time to time outstanding determine to exercise such rights in respect of all Shares which they are or may be entitled to purchase pursuant thereto.

7.

MODIFICATION OF TERMS, MERGER, SUCCESSORS

7.1

Corporation May Consolidate, etc. on Certain Terms

Nothing herein contained will prevent any consolidation, amalgamation or merger of the Corporation with or into any other corporation or corporations, or a conveyance or transfer of all or substantially all the properties and assets of the Corporation as an entirety to any corporation lawfully entitled to acquire and operate the same; provided however that the corporation formed by such consolidation or into which such merger will have been made will be a corporation organized and existing under the laws of Canada or of the United States of America or any province, state, district or territory thereof, and will, simultaneously with such consolidation, amalgamation or merger, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Corporation.

7.2

Successor Corporation Substituted

In case the Corporation will be consolidated, amalgamated or merged with or into any other corporation or corporations, the successor corporation formed by such consolidation or amalgamation, or into which the Corporation will have been merged, will succeed to and be substituted for the Corporation hereunder.  Such changes in phraseology and form (but not in substance) may be made in the Warrants as may be appropriate in view of such consolidation, amalgamation or merger.

7.3

Additional Financing

Nothing herein contained will prevent the Corporation from issuing any other securities or rights with respect thereto during the period within which an Warrant is exercisable, upon such terms as the Corporation may deem appropriate and subject to the terms of the Agency Agreement between Pacific International Securities Inc. and the Corporation dated March 15, 2005.

7.4

Time

Time shall be of the essence hereof.

DATED: ____________.

CROSSHAIR EXPLORATION & MINING CORP.

Per:

______________________________

Authorized Signatory

No. PP - ________________